SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

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[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

meVC DRAPER FISHER JURVETSON FUND I, INC.

(d/b/a MVC CAPITAL)

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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MVC Capital Letterhead and Logo

January __, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of MVC Capital (the "Fund") to be held on February 28, 2003 at ___[time]___ at ____________[location]___________.

      The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the meeting, we will also report on the operations of the Fund, and directors and officers will be present to respond to any questions you may have.

CAUTION

      A dissident stockholder of the Fund, Millenco, L.P., has announced its intention to commence a proxy contest in opposition to your Board of Directors. Millenco will be seeking your support to, among other things, elect dissidents in place of the highly qualified and experienced nominees proposed for election by your board. The Fund's Board of Directors believes that the proposals to be made by Millenco are not in the best interests of stockholders. We urge you to reject Millenco's solicitation - do not sign any proxy card they may send you.

The Fund's Board of Directors is committed to serving the best interest of all stockholders. We believe Millenco's proposed actions are unnecessary, disruptive and may impede our efforts to enhance the value of your investment. Accordingly, we urge you to not sign any proxy card Millenco may send you and strongly recommend that you vote "FOR" our director nominees and "AGAINST" Millenco's proposals on the WHITE proxy card provided herein.

      Again, your vote is important regardless of the number of shares you own. We urge you to sign, date and mail the enclosed WHITE proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

      On behalf of your Board of Directors, thank you for your continued interest and support.

Sincerely,

John M. Grillos
Chief Executive Officer

meVC Draper Fisher Jurvetson Fund I, Inc.

(d/b/a MVC Capital)

3000 Sand Hill Road, Building 1, Suite 155

Menlo Park, California 94025

[insert date], 2003

Dear Stockholder:

The Annual Meeting of Stockholders ("Annual Meeting") of meVC Draper Fisher Jurvetson Fund I, Inc. (the "Fund") is to be held at [insert time], on Friday, February 28, 2003, at [insert location]. A Proxy Statement regarding the meeting, a WHITE proxy card for your vote at the meeting, and an envelope, pre-paid postage, in which to return your WHITE proxy card are enclosed.

At the Annual Meeting, the holders of the Fund's common stock will elect members of each class of the Fund's Board of Directors, which classes have terms expiring in 2004, 2005 and 2006, respectively, and will vote upon two stockholder proposals if properly presented.

Your Directors recommend that you vote FOR the election of the Fund's seven nominees to serve on the Board of Directors of the Fund, and AGAINST the stockholder proposals.

[Signature]

John M. Grillos

Chief Executive Officer and Director

YOU ARE URGED TO SIGN AND MAIL THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE TO ASSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

If you have any questions concerning this Proxy Statement

or need help voting your shares, please call:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

email: proxy@mackenzie partners.com

Call collect: (212) 929-5500

or Toll Free: (800) 322-2885

Facsimile: (212) 929-0308

meVC Draper Fisher Jurveston Fund I, Inc.

(d/b/a MVC Capital)

3000 Sand Hill Road, Building 1, Suite 155

Menlo Park, California 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 28, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of meVC Draper Fisher Jurvetson Fund I, Inc. (d/b/a MVC Capital) (the "Fund") will be held at [location] on Friday, February 28, 2003, at [time], for the following purposes:

(1) To elect two directors to serve for the remainder of the term to expire at the Annual Meeting of Stockholders to be held in 2004;

(2) To elect two directors to serve for the remainder of the term to expire at the Annual Meeting of Stockholders to be held in 2005;

(3) To elect three directors to serve until the Annual Meeting of Stockholders to be held in 2006;

(4) To consider a stockholder proposal that the Fund's By-laws be amended to permit any stockholder owning at least five percent of the outstanding common stock of the Fund to demand that the Fund's Chairman, Vice Chairman, Chief Executive Officer, or President call a special meeting of stockholders;

(5) To consider a stockholder proposal that the Board of Directors conduct a tender offer for 25 percent of the outstanding shares of the Fund at an amount equal to 95 percent of the Fund's net asset value in any year where the Fund's discount averages over 10 percent ; and

(6) To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on [insert date], 2003, as the record date for the determination of stockholders entitled to vote at the meeting or any adjournment or postponement thereof.

In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the meeting, the persons named as proxy holders may propose one or more adjournments of the meeting, in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the meeting. The persons named as proxy holders will vote in favor of such adjournment those proxies which they are entitled to vote in favor of any proposal, and will vote against any such adjournment those proxies to be voted against that proposal.

By Order of the Board of Directors,

Nino Marakovic

Secretary

Menlo Park, California

[insert date], 2003

IMPORTANT: You are cordially invited to attend the meeting. Stockholders who do not expect to attend the meeting in person are requested to complete, date and sign the enclosed WHITE proxy card and return it promptly in the enclosed envelope. Stockholders cannot vote via fax or the internet, and may only vote by completing and returning a proxy card. Your prompt return of the enclosed WHITE proxy card may save the Fund the necessity and expense of further solicitations to assure a quorum at the meeting. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

PROXY STATEMENT

meVC Draper Fisher Jurvetson Fund I, Inc.

(d/b/a MVC Capital)

3000 Sand Hill Road, Building 1, Suite 155

Menlo Park, California 94025

Annual Meeting of Stockholders

February 28, 2003

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of meVC Draper Fisher Jurvetson Fund I, Inc. (d/b/a MVC Capital), a Delaware corporation (the "Fund"), to be voted at the Annual Meeting of Stockholders of the Fund (the "Meeting") to be held at [location], on Friday, February 28, 2003, at [time]. The approximate mailing date for this Proxy Statement is [insert date], 2003, or as soon as practicable thereafter.

As you may be aware, Robert Knapp of Millenco, L.P., a dissident stockholder, has announced his intention to commence a hostile proxy contest, and the Fund believes that he will distribute his own proxy solicitation materials (the "Dissident Proxy") to stockholders. Mr. Knapp will attempt to solicit your vote for the purpose, among other things, of electing his colleagues as directors of your Fund. Millenco is a short-term profit-seeker in a long-term fund designed for individual investors. Their short-term approach is fundamentally inconsistent with venture capital investing. The Fund's Directors believe that Mr. Knapp will nominate candidates for positions on the board of directors ("Dissident Nominees") to further Mr. Knapp's personal agenda, including a liquidation or merger of the Fund, which is unrelated and counter to the Fund's investment objective. Mr. Knapp's public statements that he will consider liquidation of the Fund are naive and once again demonstrates his lack of understanding of the fundamentals of MVC Capital's business model. The Directors' reasons for strongly opposing the Dissident Nominees and Mr. Knapp's other proposals will be set forth in subsequent proxy materials from the Board of Directors. Please give this material your careful attention.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked on the WHITE proxy card. Unless instructions to the contrary are marked thereon with respect to each proposal, proxies received will be voted FOR Proposals 1, 2 and 3 to elect members of each class of Directors, but AGAINST the stockholder proposals set forth under Proposal 4 and Proposal 5. The appointed proxy holders will vote in their discretion on any other business as may properly come before the Meeting or any adjournments or postponements thereof. Any proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Fund (addressed to the Secretary at the principal executive office of the Fund, 3000 Sand Hill Road, Building 1, Suite 155, Menlo Park, California 94025), by executing another proxy card, or by attending and voting by ballot at the Meeting. Stockholders may vote using the enclosed WHITE proxy card along with the enclosed envelope with pre-paid postage.

The presence at the Meeting, in person or by proxy, of the majority of the shares of the Fund's common stock shall be necessary and sufficient to constitute a quorum for the transaction of business with respect to the Fund. Broker non-votes are Shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present but will not be voted for or against any adjournment or proposal.

Approval of Proposals 1, 2 and 3 to elect the Fund's seven nominees to the Fund's Board of Directors will require the vote of a plurality of the votes present or represented by proxy at the Meeting and entitled to vote on the election of Directors. Because Directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not affect their election.

Approval of the stockholder proposal set forth as Proposal 4 requires the affirmative vote of the holders of at least sixty-six and two-thirds percent of the outstanding shares of common stock. Approval of the stockholder proposal set forth as Proposal 5 requires the affirmative vote of a majority of the votes validly cast at a meeting at which a quorum is present. Abstentions and broker non-votes will count as a vote "against" Proposal 4. Abstentions are counted in tabulations of votes cast by the stockholders on Proposal 5 and will have the effect of a negative vote. Broker non-votes will have no affect on the approval or rejection of Proposal 5.

In the event that the necessary quorum to transact business at the Meeting is not obtained or a quorum is present at the Meeting but sufficient votes to approve the proposals are not received, the proxy holders may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those Shares present at the Meeting in person or by proxy. If the necessary quorum is not obtained, the persons named as proxy holders will vote in favor of the adjournment. If a quorum is present, the proxy holders will vote those proxies required to be voted "for" a proposal in favor of such adjournment, and will vote those proxies required to be voted "against" the proposal, against adjournment. A stockholder vote may be taken on any proposal prior to adjournment if sufficient votes have been received for approval of that proposal.

The Board of Directors has fixed the close of business on [insert date], 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Stockholders on the record date will be entitled to one vote for each share held. As of [insert date], 2003, the Fund had [insert number] Shares outstanding.

The Board of Directors of the Fund knows of no business other than that mentioned in the Notice of the Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named on the enclosed WHITE proxy card to vote in accordance with their best judgment.

The Fund will furnish, without charge, a copy of the Fund's annual report for its fiscal year ended October 31, 2002, and any more recent reports, to any Fund stockholder upon request. To request a copy, please write or call the Fund at 3000 Sand Hill Road, Building 1, Suite 155, Menlo Park, California 94025 or (877) 474-6382.

PROPOSALS 1, 2 AND 3: ELECTION OF DIRECTORS

The Fund's By-Laws provide that the Board of Directors will be divided into three classes, as nearly equal in number as possible, each of which will serve for three years, with one class being elected each year. Each year the term of office of one class will expire. The Board of Directors of the Fund, including the Directors who are not interested persons of the Fund, upon the recommendation of the Fund's Nominating Committee which is composed entirely of Directors who are not interested persons of the Fund, has nominated: Michael H. Jordan and John M. Grillos to serve for the remainder of the term to expire at the Annual Meeting of Stockholders to be held in 2004; Laurence R. Hootnick and Peter J. Locke to serve for the remainder of the term to expire at the Annual Meeting of Stockholders to be held in 2005; and Vince H. Tobkin, Frederick M. Hoar, and James K. Sims for a three-year term to expire at the Annual Meeting of Stockholders to be held in 2006, and until their respective successors are duly elected and qualified. Mr. Grillos was elected as a Director by stockholders of the Fund. Messrs. Hootnick, Jordan, Locke, and Tobkin were appointed by the Fund's duly constituted Board of Directors on January 16, 2003, including the Directors who are not interested persons of the Fund, to fill vacancies on the Board of Directors. At that Board Meeting, the Board ratified and approved an increase in the size of the Fund's Board of Directors from five members to seven members and selected Messrs. Sims and Hoar to serve as members of the Board of Directors to fill those newly created positions and upon the approval of the Fund's shareholders. The nominees have indicated an intention to serve if elected and have consented to be named in this Proxy Statement.

In a Memorandum Opinion and Order dated December 19, 2002, Vice Chancellor Lamb of the Delaware Chancery Court ruled invalid the elections of three directors, Messrs. Grillos, Gerhard, and Freudenthal, at the 2001 and 2002 Annual Meeting of Stockholders, because the defendant directors and Fund violated their duty under Delaware common law to disclose all material information that Fund stockholders would have considered important in deciding how to vote in those elections. On January 10, 2003, the Chancery Court signed an order that these three directors' seats would have to be filled via an election held at a special meeting or an annual meeting on or before February 28, 2003. On January 16, 2003, the Board of Directors nominated John M. Grillos to serve as a Class I director for the remainder of the three-year term to which he was elected in 2001, Laurence R. Hootnick to serve as a Class II director for the remainder of the three-year term to which Larry J. Gerhard was elected in 2002, and Michael M. Jordan to serve as a Class I director for the remainder of the three-year term to which Peter S. Freudenthal was elected in 2001. On January 16, 2003, the Board of Directors also nominated Peter J. Locke to serve for the remainder of the three-year term of the newly-created Class II directorship, the term of which expires at the Annual Meeting of Stockholders to be held in 2005, and Frederick M. Hoar, James K. Sims and Vince H. Tobkin to serves as Class III directors for a three-year term to expire at the Annual Meeting of Stockholders to be held in 2006. During that same Board meeting, Directors Larry J. Gerhard, Harold Hughes, Jr. and Chauncey F. Lufkin resigned.

It is the intention of the persons named on the enclosed WHITE proxy card to vote for the election of the persons listed below. The Board of Directors of the Fund knows of no reason why any of these nominees will be unable to serve, but in the event of any such inability, the proxies received will be voted for such substituted nominees as the Board of Directors may recommend.

The names of the Fund's nominees for election as Directors, and their addresses, ages and principal occupations during the past five years, are provided in the tables below. Messrs. John M. Grillos and James K. Sims are "interested persons" (as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended ("1940 Act")) of the Fund and are referred to in the table below as "Interested Directors." Directors who are not interested persons as described above are referred to in the table below as "Independent Directors." There are no other funds in the Fund Complex.

Independent Directors
Name, Address and Age	Position(s) Held With the Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Other Directorships Held by Director or Nominee for Director
Frederick M. Hoar 500 El Camino Road Santa Clara, CA 95050 Age: 76	Director	Since January 2003

Since January 2002, Mr. Hoar has served as the Dean's Executive Professor of Marketing at Santa Clara University, Leavey School of Business. From 1989 until January 2002, Mr. Hoar served as Chairman of Miller/Shandwick Technologies (public relations).

Simentra, Ltd. (management services -- UK & Northern Ireland) (since 2002).
Laurence R. Hootnick 600 Hansen Way Suite 245 Palo Alto, CA 94304 Age: 60	Director	Since January 2003

Mr. Hootnick currently is Managing Member of Acuity Ventures II LLC (venture capital firm) and he served on its Board of Directors from 2001 until 2003. Formerly, Mr. Hootnick served as President of Persistence Software, Inc. (an application server software company) from 1999 until 2000, and President and Chief Executive Officer of Consilium, Inc. (semi-conductor software company) from 1998 until 1999. Formerly, Mr. Hootnick was President and Chief Executive Officer of Maxtor Corporation (hard disk drives) (1991 to 1994); and Executive Vice President and Chief Operating Officer, Netmanage Corporation (internet software) (1994 to 1995).

Monogen (medical devices) (since 2002); Benefitstreet (software) (since 2001); G Commerce (software) (since 2001); Blue Pumpkin (software) (since 1998); Ready go (software) (since 2000); Software Made Easy (software) (since 2000); PDHI (software) (since 1999).

Michael H. Jordan 4700 Clairton Boulevard Suite 107 Pittsburgh, PA 15236 Age: 66	Director	Since January 2003	Mr. Jordan was Chairman and Chief Executive Officer of CBS Corporation, formerly Westinghouse Electric Corporation from 1993 until 1998. Mr. Jordan is currently retired.

Galaxy Nutritional Foods, Inc. (since 2003); i2 Technologies, Inc. (since 2001); Screaming Media Inc. (since 2001); Nearware Networks, Inc. (since 2001); Global Asset Capital, LLC (since 2001); WPP Group plc (since 2000); Enikia Incorporated (since 2000); Feld Partners Management, LLC (since 2000); eOriginal, Inc. (electronic commerce company) (since 1999); eRewards (since 1999); MHJ Holdings Co. (since 1999); Consorcio International Hospital, S.A. de C.V. (since 1994); M&K Jordan Family L.P. (since 1993); Aetna Inc. (formerly Aetna Services, Inc. Aetna Life Insurance Company and Aetna Retirement Services, Inc.) (since 1992); Dell Computer Corporation (since 1992).

Peter J. Locke 31 Orinda View Road Orinda, CA 94563 Age: 57	Director	Since January 2003	From 1981 to 2001, Mr. Locke was Managing Director, Western Region Head, Corporate Banking Division, Citicorp. Mr. Locke is currently a commercial arbitrator.
Vince H. Tobkin One Embarcadero Center San Francisco, CA 94111 Age: 51	Director	Since January 2003	Mr. Tobkin was Founder and has served as a Director and Head of the Worldwide Technology and Telecom Practice of Bain & Company (management consulting) since 1992.

* All Nominees are up for election at the Meeting.

Interested Directors
Name, Address and Age	Position(s) Held With the Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Other Directorships Held by Director or Nominee for Director
John M. Grillos++ 3000 Sand Hill Road Building 1, Suite 155 Menlo Park, CA 94025 Age: 60	Chairman of the Board, Chief Executive Officer and Director	Director since 1999

Since 2000, Mr. Grillos has served as Chairman and Chief Executive Officer of the Fund. Mr. Grillos has been General Partner and a Director of Itech Partners LP (venture capital firm) since 1996. He has served as a Director of SmartForce/CBT Systems (e-learning software company) from 1993 until 2002, and was also Chief Operating Officer from 1998 until 1999. From 1999 until 2002, Mr. Grillos served as Managing Member of Draper Fisher Jurvetson meVC Management Company LLC (sub-advisory services).

CBCA (claims processing) (since 2002); FOLIOfn Inc. (internet brokerage company) (since 2000); ITech Ice LLP (aircraft charter and real estate investment vehicle).
James K. Sims+ 10 Post Office Square 9th Floor Boston, MA 02109	Director	Director January 2003

Mr. Sims has been Chairman and Chief Executive Officer of Gen 3 Partners (consulting) since 2000. Mr. Sims was President and Chief Executive Officer of Cambridge Tech Partners (IT consulting) from 1990 and 1999.

* All Nominees are up for election at the Meeting.

+ Mr. Grillos is deemed to be an interested person because of his affiliation with the Fund and with the Fund's former sub-adviser.

++ Mr. Sims is deemed to be an interested person because of a transaction proposed to be entered into between Mr. Sims and the Fund.

REQUIRED VOTE

Approval of Proposals 1, 2 and 3 to elect the Fund's seven nominees to the Fund's Board of Directors will require the vote of a plurality of the votes present or represented by proxy at the Meeting and entitled to vote on the election of Directors.

The Board of Directors recommends that stockholders vote FOR Proposals 1, 2 and 3, for the election of the Fund's seven nominees to the Fund's Board of Directors.

Internalization of Management of the Fund

On June 17, 2002, in connection with the reorganization of the administration of the Fund, (i) Peter S. Freudenthal, then the President, Chief Executive Officer and Chairman of the Board of meVC Advisers, Inc., the former investment adviser of the Fund ("meVC Advisers") and of the parent entity of meVC Advisers, resigned from his positions as Vice Chairman, President and a Director of the Fund, and (ii) Paul D. Wozniak, then the Vice President of Operations for meVC Advisers and the Chief Operating Officer and Chief Financial Officer of the parent entity of meVC Advisers, resigned from his positions as Vice President, Chief Financial Officer, Treasurer and Secretary of the Fund. Messrs. Freudenthal and Wozniak also resigned from meVC Advisers.

On June 19, 2002, meVC Advisers resigned without prior notice to the Fund, effective immediately, as the Fund's investment adviser. This resignation resulted in the automatic termination of the agreement between meVC Advisers and Draper Fisher Jurvetson meVC Management Co., LLC ("Draper Advisers"), the then current sub-adviser to the Fund.

Subsequently on June 19, 2002, the Board of Directors of the Fund met to make prompt determinations with respect to the appropriate arrangements for the Fund's continued operations, specifically in the areas of portfolio management, cash management and administration. Upon a consideration of options then available to the Fund, the independent directors of the Fund concluded that internalizing the management of the Fund's operations was a reasonable alternative, and the most viable option under the circumstances. The full Board, and the independent directors voting separately, then authorized Mr. John M. Grillos, the Managing Member of Draper Advisers, to conduct the day to day operations of the Fund in his capacity as Chief Executive Officer and Chairman of the Fund, and to hire on behalf of the Fund individuals necessary to perform all operations of the Fund previously handled by meVC Advisers and Draper Advisers, including cash management, investment of the Fund's assets, and all necessary administrative, legal and compliance functions not then already performed by a third party. The full Board, and the independent directors voting separately, also authorized the Fund to hire Ms. Ann Oglanian as a consultant to assist the Fund through the process of internalizing management. Certain individuals who had been employed by meVC Advisers or Draper Advisers were hired by the Fund to enable the Fund to continue to provide portfolio management, as well as cash management and administrative services. Mr. Nino Marakovic, a Principal and Partner of Draper Advisers, was appointed as the Secretary of the Fund. Subsequently, in October 2002, Mr. William Del Biaggio III was hired as President of the Fund, and in November 2002, Mr. Michael D. Stewart was hired as Acting Chief Financial Officer of the Fund.

Officers of the Fund

The names of the officers of the Fund who are not Directors, their addresses, ages and principal occupations during the past five years are provided in the table below:
Name, Address and Age	Position(s) Held With the Fund	Term of Office* and Length of Time Served	Principal Occupation(S) During Past Five Years
William Del Biaggio III 3000 Sand Hill Road Building 1, Suite 155 Menlo Park, CA 94025 Age: 35	President	Since October 2002

President, MVC Capital (since 2002); Director, Xperius, Inc. (formerly Personic Software (since 2002); Director, New Vine Logistics (since 2001); Board Member, The Technology Museum of San Jose (since 2001); General Partner, BDB Fund I, LP (since 2000); General Partner, BDB Fund II, LP (since 2000); Board Member, Santa Clara County "Healthy Kids" Program (since 2001); General Partner, Page Mill Capital (since 2000); President, Chief Executive Officer & Director, Sand Hill Capital Holdings, Inc. (from 2000 to 2002); General Partner, Sand Hill Capital Fund I, LP (from 2000 to 2002); Managing Member, Sand Hill Capital Partner, III, LLC (from 2000 to 2002); Board Member, Electronic Health Information (from 2000 to 2002); Director, Timpany Networks (from 2000 to 2001); General Partner, Sand Hill Capital II LP (from 1999 to 2002); Board Member, The Role Model Program (from 1998 to 2002); President and Chief Executive Officer, Sand Hill Capital, LLC (venture debt) (from 1997 to 2002); Director, Valley Community Bank (from 1998 to 2001); President and Chief Executive Officer, Sand Hill Capital (venture firm) (from 1997 to 2001); Board Member, Med-Cor Health Information (from 1998 to 2000); Director, Heritage Bank of Commerce (from 1994 to 1996 and since 2001).

Ann Oglanian 3000 Sand Hill Road Building 1, Suite 155 Menlo Park, CA 94025 Age: 41	Consultant	Consultant from June 2002 to present; Acting Chief Operating Officer from June 2002 through November 2002.

Consultant (since 2002); General Counsel and Managing Director, Montgomery Asset Management (investment adviser) (from 2000 to 2001); Partner, Vedder Price (law firm) (from 1996 until 1999); Associate Counsel, Strong Capital Management, Inc. (investment adviser) (from 1993 to 1996); Vice President and Secretary, Strong Mutual Funds (1994 to 1996); Associate Counsel, Kemper Financial Services, Inc. (investment adviser) (from 1988 to 1994).

Nino N. Marakovic 3000 Sand Hill Road Building 1, Suite 155 Menlo Park, CA 94025 Age: 30	Executive Vice President and Secretary	Executive Vice President since October 2002; Secretary since June 2002

Executive Vice-President, MVC Capital (venture capital) (since 2002); Principal and Partner, Draper Advisers (investment sub-advisory services) (from 2000 to 2002); Investment Banker and Senior Associate, Robertson Stephens (investment banking) (from 1998 to 2000).

Michael D. Stewart 3000 Sand Hill Road Building 1, Suite 155 Menlo Park, CA 94025 Age: 40	Chief Financial Officer	Since November 2002

Acting Chief Financial Officer, MVC Capital (venture capital) (since 2002); Chief Financial Officer Private Equity, Thomas Weisel Partners (investment bank) (from 2000 to 2002); Senior Audit Manager, PricewaterhouseCoopers (professional services organization) (from 1996 to 2000).

* Officers hold their positions with the Fund until a successor has been duly elected and qualified.

Ownership of Securities

As of [insert date], the Fund's Directors and executive officers, as a group, owned [less than/more than] 1% of the Fund's outstanding shares of common stock. The information as to ownership of securities which appears below is based on statements furnished to the Fund by its Directors and executive officers.

As of [insert date], the dollar range of equity securities owned beneficially by each Director in the Fund was as follows:

Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen or to be Overseen by Director or Nominee in Family of Investment Companies
Independent Directors
Frederick M. Hoar	$1-$10,000	$1-$10,000
Laurence R. Hootnick	$1-$10,000	$1-$10,000
Michael H. Jordan	$1-$10,000	$1-$10,000
Peter J. Locke	$1-$10,000	$1-$10,000
Vince R. Tobkin	$1-$10,000	$1-$10,000
Interested Directors
John M. Grillos	over $100,000	over $100,000
James K. Sims	$1-$10,000	$1-$10,000

Committees and Board of Directors Meetings

The Board of Directors has established an Audit Committee that acts pursuant to a written charter and is responsible for overseeing the Fund's accounting and financial reporting policies, practices and internal controls. The Board has adopted a written charter for the Audit Committee. The Audit Committee of the Board currently consists of Messrs. Hootnick, Locke, and Jordan, who are each independent as defined in Section 303.01 of the listing standards of the New York Stock Exchange ("NYSE"). The Audit Committee's duties are (a) to review the financial and accounting policies of the Fund, including internal accounting control procedures, and to review reports prepared by the Fund's independent accountants; (b) to review and recommend approval or disapproval of audit services and the fees charged for the services; (c) to evaluate the independence of the independent accountants and to recommend whether to retain the independent accountants for the next fiscal year; and (d) to report to the Board and make such recommendations as it deems necessary. The Audit Committee met twice during the Fund's fiscal year ended October 31, 2002. All members of the Audit Committee during the fiscal year ended October 31, 2002 attended those meetings. The current members of the Audit Committee met on January 16, 2003 to review the audited financial statements of the Fund.

The Board of Directors has adopted an Audit Charter for its Audit Committee. A copy of the Fund's most recently amended charter is attached to this Proxy Statement as Exhibit A. The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 from PricewaterhouseCoopers LLP ("PwC"), the Fund's independent accountants, and has discussed with PwC its independence. The Audit Committee has also reviewed and discussed the audited financial statements with Fund management and PwC, and discussed certain matters with PwC required to be discussed by Statement on Auditing Standards No. 61. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the Fund's audited financial statements be included in the Fund's annual report to stockholders for the fiscal year ended October 31, 2002.

On February 4, 2002, the Board of Directors established a Nominating Committee that is responsible for selecting, reviewing and nominating persons for election to the Fund's Board. On February 4, 2002, the Board of Directors also established a Compensation Committee that is responsible for considering and making recommendations to the Board of Directors regarding all matters relating to the compensation of the Fund's Directors and officers. The Nominating and Compensation Committee will not consider nominees recommended by stockholders. During the Fund's fiscal year ended October 31, 2002, neither the Nominating Committee nor the Compensation Committee held any meetings. On January 16, 2003, the Board of Directors combined the functions of the committees into one committee, the Nominating and Compensation Committee, which currently is comprised of Messrs. Tobkin and Locke. The Nominating and Compensation Committee is also responsible for considering and making recommendations to the Board of Directors regarding the amount of fees paid to the Fund's various service providers.

The Board of Directors has established a Valuation Committee. The Valuation Committee is authorized, empowered and directed to value the Fund's portfolio investments pursuant to and in accordance with the methodology in the Fund's "Valuation of Portfolio Securities," and to review the valuations not less than once per calendar year. The Valuation Committee is responsible for determination of the value of securities held by the Fund for which market quotations are not readily available. The Valuation Committee currently consists of Messrs. Tobkin, Hootnick, and Mr. Michael Stewart, the Fund's acting chief financial officer. During the Fund's fiscal year ended October 31, 2002, the Valuation Committee met eight times.

The Board of Directors met twelve times during the fiscal year ended October 31, 2002. Each of the Directors then in office, other than Mr. Freudenthal, attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board on which he served.

Compensation of Directors and Certain Officers

The following table sets forth information regarding compensation paid by or on behalf of the Fund to each Director for the fiscal year ended October 31, 2002. Prior to June 19, 2002, all Fund expenses, including compensation to the Fund's Directors and officers, were paid by the Fund's former adviser. Commencing June 20, 2002, compensation to the Fund's Directors and officers has been paid by the Fund. Directors who are "interested persons" of the Fund do not receive any compensation from the Fund for their duties as Directors. In September 2002, the Board of Directors decreased the fees payable to each Independent Director of the Fund from a $4,800 per month retainer fee and a fee of $10,000 per meeting for attendance at Board meetings to a monthly retainer of $3,500, a fee of $6,000 per meeting for attendance at in-person Board meetings and for attendance at any Committee meeting and a fee of $3,000 for telephonic Board meetings. At the Board meeting held on January 16, 2003, the Independent Directors have set their compensation at a $2,500 per month retainer fee, and $1,000 for attendance in-person or telephonically at any Board or Committee meeting.

Compensation Table

Fiscal Year Ended October 31, 2002
Name of Director	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex Paid to Directors
John M. Grillos[1]	(2)	N/A	N/A	(2)
Peter S. Freudenthal[3]	$0	N/A	N/A	$0
Harold E. Hughes, Jr.[4]	$118,200	N/A	N/A	$118,200
Chauncey F. Lufkin[4]	$115,200	N/A	N/A	$115,200
Larry J. Gerhard[4]	$118,200	N/A	N/A	$118,200

______________________

1 An "interested person," as defined in the 1940 Act, because of his affiliation with the Fund and the Fund's Former sub-adviser.

2 Mr. Grillos did not receive any compensation from the Fund for his services as a Director. Compensation received by Mr. Grillos in his capacity as an officer of the Fund is set forth in the following table.

3 An "interested person," as defined in the 1940 Act, because of his affiliation with the Fund's former investment adviser. Mr. Freudenthal resigned as a Director on June 17, 2002.

4 Resigned as Director on January 16, 2003.

The following table sets forth information regarding compensation for each of the Fund's three highest-paid officers for the fiscal year ended October 31, 2002.

Compensation Table

Fiscal Year Ended October 31, 2002

Name of Officer, Position	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex Paid to Directors
John M. Grillos[1] Director and Chief Executive Officer	$179,243[1]	N/A	N/A	$179,243[1]
Ann Oglanian[2] Consultant; Acting Chief Operating Officer	$215,760[2]	N/A	N/A	$215,760[2]
Nino Marakovic[3] Secretary	$108,077[3]	N/A	N/A	$108,077[3]

______________________

1 Mr. Grillos received compensation directly from the Fund for the period commencing June 20, 2002. The compensation received by Mr. Grillos from the Fund for the period from June 20, 2002 through October 31, 2002 would have amounted to an annualized compensation of $491,907, had Mr. Grillos been employed by the Fund for the entire fiscal year at the rate of compensation that he received as of October 31, 2002.

2 Ms. Oglanian commenced services as an acting officer of the Fund on June 19, 2002. The compensation received by Ms. Oglanian for the period from June 20, 2002 through October 31, 2002 would have amounted to an annualized compensation of $592,123, had Ms. Oglanian been employed by the Fund for the entire fiscal year at the same rate of compensation.

3 Mr. Marakovic commenced services as an Officer of the Fund on June 19, 2002. The compensation received by Mr. Marakovic for the period from June 20, 2002 through October 31, 2002 would have amounted to an annualized compensation of $296,602, had Mr. Marakovic been employed by the Fund for the entire fiscal year at the same rate of compensation.

Mr. William Del Biaggio III, the Fund's President, commenced services as of Officer of the Fund on October 1, 2002. During the period from October 1, 2002 through October 31, 2002, Mr. Del Biaggio received compensation from the Fund in the amount of $29,167, which would have amounted to an annualized compensation of $350,000, had Mr. Del Biaggio been employed by the Fund for the entire fiscal year at the same rate of compensation.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 30(h) of the 1940 Act, as applied to the Fund, require the Fund's officers, Directors, its former Investment Adviser and Sub-Adviser, affiliates of the former Investment Adviser and Sub-Adviser, and persons who beneficially own more than 10% of a registered class of the Fund's outstanding securities ("Reporting Persons") to file reports of ownership of the Fund's securities and changes in such ownership with the Securities and Exchange Commission ("SEC") and the NYSE. Such persons are required by SEC regulations to furnish the Fund with copies of all such filings.

Based solely on its review of the copies of such forms received by it and written representations from certain Reporting Persons that no year-end reports were required for those persons, and except as provided in the following sentence, the Fund believes that during the fiscal year ended October 31, 2002, its Reporting Persons complied with all applicable filing requirements. Ms. Oglanian and Mr. Marakovic, officers of the Fund, filed Form 3 Initial Statements of Beneficial Ownership of the Fund's securities subsequent to 10 day period specified in the Form.

The Board of Directors recommends that stockholders vote FOR Proposals 1, 2 and 3, for the election of the Fund's seven nominees to the Fund's Board of Directors.

PROPOSAL 4: STOCKHOLDER PROPOSAL

Statement of Receipt of Stockholder Proposal

Millenco, L.P., 666 Fifth Avenue, New York, NY 10103-0899, has submitted the following proposal (the "Millenco Proposal") for inclusion in this Proxy Statement. Such stockholder claims that it has owned Shares of the Fund with a market value of at least $2,000 continuously for at least one year and intends to hold these Shares continuously until the next stockholders' meeting.

The Board of Directors and the Fund accept no responsibility for the accuracy of either the proposal or the stockholder's supporting statement. The full text of the stockholder's proposal follows below.

* * * * *

RESOLVED: That the By-Laws of meVC Draper Fisher Jurvetson Fund I, Inc. ("Company"), be amended to include the provision set forth below, granting stockholders the limited right to call special meetings of stockholders, and that the Company's officers and Board of Directors take all steps necessary to effectuate, and to enable the stockholders to vote to approve the same amendment to the certificate of incorporation:

"Any stockholder owning at least 5% of the outstanding common stock of the Company may demand that the Company's Chairman, Vice Chairman, Chief Executive Officer or President call a special meeting of stockholders;

The demand shall be in writing and shall state the purpose(s) of the special meeting. Within five (5) business days of the Company's receipt of the demand, the officer(s) upon whom the demand is made shall call such meeting to be held at the Company's principal office in the United States, on a date within 5 business days of the date specified in the demand, provided that such date would be a legal date for the conduct of such meeting. The record date for such meeting shall be the date the Company receives the demand."

SUPPORTING STATEMENT: The Certificate of Incorporation and By-Laws permit only the Chairman, Vice Chairman, Chief Executive Officer or President of the Fund to call Special Meetings of Stockholders. The Certificate of Incorporation and By-Laws purport to grant stockholders the right to vote to make certain amendments, but the provision depriving stockholders of the right to call a special meeting to vote on such amendments makes the right almost meaningless.

At the 2002 Annual Meeting, stockholders voted not to renew the investment advisory agreement with meVC Advisers, Inc. ("meVC Advisers") and the investment sub-advisory agreement with Draper Fisher Jurvetson meVC Management Company, LLC ("Draper Advisers"). One of the key terms of the new agreements which the beneficial stockholder proposing this resolution, Millenco, L.P., highlighted in its solicitation in opposition to the agreements was that, if approved, the new agreements could be renewed in the future by the Board of Directors without a vote of stockholders, in contradiction to historical practice. However, after the Company's stockholders rejected the new agreements, rather than recruit new investment advisers and submit new investment advisory agreements to stockholders for their approval, the Company's Board of Directors, all of whom were appointed by principals of meVC Advisers and Draper Advisers, hired executives and employees of meVC Advisers and Draper Advisers to manage the Company internally.

A stockholder with 5% of the outstanding stock of the Company has a sufficient stake in the Company that it should have the right to call a special stockholders meeting. On the date Millenco is submitting this proposal, it owns more than 5.0% of the Company's common stock, for which it has invested more than $10 million. The Board of Directors, collectively, owns less than 0.1%.

* * * * *

THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE PROPOSAL DESCRIBED ABOVE AND RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL. THE REASONS FOR THIS UNANIMOUS RECOMMENDATION ARE AS FOLLOWS:

BOARD'S RECOMMENDATION

The Board, including all of the Independent Directors, has determined that the stockholder's proposal would not be in the best interests of the Fund and its stockholders.

The Fund has received a written opinion from a law firm that is expert in Delaware law that the stockholder's proposal is contrary to Delaware law in several respects. In addition, the Board has been advised that the stockholder's proposal is contrary to certain of the rules that apply to companies listed on the New York Stock Exchange, such as the Fund.

However, the Board has considered the stockholder's proposal and has adopted a revision to the By-laws to permit any stockholder or group of stockholders acting in concert that represent 15% or more of the Fund's outstanding common stock to request that the Board call a special meeting of stockholders. The revision adopted by the Board does not require the Board to call a special meeting of stockholders on each occasion that a qualifying stockholder requests the Board to do so. Rather, it requires that the Board, in the exercise of its fiduciary duties to its stockholders, consider whether to call a special meeting of stockholders when requested by a qualifying stockholder to do so. The revision to the By-laws, as adopted by the Board, is set forth below:

Any stockholders owning at least 15% of the outstanding common stock of the corporation may request that the board of directors call a special meeting of stockholders;

The request shall be in writing and shall state the purpose(s) of the special meeting. The board of directors shall consider the stockholder's request at the next meeting of the board of directors following its receipt of the stockholder's request. If the board of directors determines to call a special meeting, within five (5) business days of the determination of the board of directors, the board of directors shall call such a meeting on a date that shall be not more than sixty (60) nor less than ten (10) days after the record date of such meeting. Written notice of such meeting shall be sent not more than (60) nor less than ten (10) days, or such greater time period required by applicable law, before the date of such meeting to each stockholder entitled to vote at such meeting. The record date for such meeting shall be fixed by resolution of the board of directors on a date not preceding the date of such resolution.

REQUIRED VOTE

Adoption of this Proposal 4 requires the approval of at least sixty-six and two-thirds percent of the outstanding shares of common stock of the Fund present in person or by proxy at the meeting, if a quorum is present at the Meeting.

THE BOARD OF DIRECTORS BELIEVES THAT THIS STOCKHOLDER PROPOSAL IS NOT IN THE BEST INTERESTS OF THE FUND; ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "AGAINST" PROPOSAL NO. 4.

PROPOSAL 5: STOCKHOLDER PROPOSAL

Statement of Receipt of Stockholder Proposal

Karpus Investment Management, Inc. d/b/a Karpus Investment Management ("KIM"), 183 Sullys Trail, Pittsford, New York 14534, has submitted the following proposal (the "Karpus Proposal") for inclusion in this Proxy Statement. Such stockholder claims that it has owned Shares of the Fund with a market value of at least $2,000 continuously for at least one year and intends to hold these Shares continuously until the next stockholders' meeting.

The Board of Directors and the Fund accept no responsibility for the accuracy of either the proposal or the stockholder's supporting statement. The full text of the stockholder's proposal follows below.

* * * * *

RESOLVED: In each year where the fund discount averages over ten percent, meVC Draper Fisher Jurvetson Fund I (MVC) will conduct a tender offer for 25 percent of the outstanding shares at an amount equal to 95 percent of the NAV.

SUPPORTING STATEMENT: KIM believes current Fund Management of MVC is not making significant efforts to close the wide discount at which the fund trades. From May 26, 2000 through August 30, 2002, the Fund traded at an average discount of 34.95%.

KIM believes a reasonable way for stockholders to recognize their investment value is through a tender offer of 25% of the outstanding shares. If this occurred, stockholders would increase the value of tendered shares by 49.47% (based on the August 30, 2002 NAV).

It is KIM's opinion the Fund failed to address the persistently wide discount. As of September 17, 2002, the Fund held 72.6% of its assets in cash, charging an exorbitant 2.5% fee. Current low short-term rates are causing a negative return on almost 73% of the portfolio. If cash remains in the Fund, it will dwindle away as it performs at rates below fees.

The Fund began trading on 5/26/00 at a market price of $18.99. On 9/17/02 the Fund closed at $7.76, a 59% LOSS. This abysmal performance occurred despite the 70% cash position. While stockholders were economically harmed, management collected over $7,000,000 in fees on cash balances (since inception).

Management consoles stockholders by incorrectly comparing performances of MVC and the Nasdaq Index (CCMP) using uneven time periods. Management compares the performance of CCMP from March 31, 2000 to July 31, 2002 (-70.76%) to the performance of MVC from May 26, 2000 to July 31, 2002 (-60.48%). When comparing CCMP performance from May 26, 2000 to July 31, 2002, the disparity narrows significantly.

It is questionable that the Fund compares the 35% invested MVC to the fully-invested CCMP. Assuming cash earned 0%, a fund that was 35% invested in CCMP and 65% invested in cash during the time period from May 26, 2000 to July 31, 2002 would have lost only 21.1% while MVC lost 60.48%.

KIM believes conducting tender offers is a proven method for stockholders to recognize their investment value. Considering the Fund currently trades at a price lower than cash per share, a tender offer is a reasonable method to return value to stockholders. With a 25% tender of MVC at 95% of NAV, stockholders would recognize an immediate return of approximately 49.47% on tendered shares (based on price of $7.85 and NAV of $12.35 as of 8/30/02). If these tender offers are conducted yearly, stockholders will continue to increase their investment value.

* * * * *

THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE PROPOSAL DESCRIBED ABOVE AND RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL. THE REASONS FOR THIS UNANIMOUS RECOMMENDATION ARE AS FOLLOWS:

BOARD'S RECOMMENDATION

The Board, including all of the Independent Directors, has determined that the stockholder's proposal would not be in the best interests of the Fund and its stockholders.

The Fund has received a written opinion from a firm expert in Delaware law that the stockholder's proposal is contrary to Delaware law in several respects. Under Delaware law, the Fund may repurchase its common stock only if the Fund's capital is not impaired and the repurchase would not cause the Fund's capital to become impaired. The stockholder's proposal would require the Fund to repurchase its common stock even if the Fund's capital were impaired or if the repurchase were to cause the Fund's capital to become impaired.

The Board is not complacent about the discount of the Fund's stock to its net asset value and has been considering methods to effectively address this issue in a prudent manner that considers the interests of all of the Fund's stockholders, including common stock repurchase programs, tender offers for outstanding shares and other alternatives. However, the Board believes that the stockholder's proposal is not in the best interests of the Fund and its stockholders, because it may require the Fund to:

  sell its holdings to raise cash to purchase tendered shares, at times when the portfolio manager does not believe that the Fund will be able to realize the full long-term value of the holdings, which could lead to a diminished long-term net asset value for the fund;

  incur increased transaction costs, which may be borne disproportionately by long-term investors as the Fund sells its holdings to raise cash to purchase tendered shares;

  maintain cash reserves to purchase tendered shares, thereby reducing the amount of the Fund's assets which may be invested; and

  incur potentially higher expense ratios if the size of the Fund materially decreases as a result of the proposed tender offers.

REQUIRED VOTE

The proposal is advisory only. Adoption of this Proposal 5 requires the approval of a majority of the shares of the Fund present in person or by proxy at the meeting, if a quorum is present at the Meeting. Should the proposal be approved by the stockholders, the Board will determine whether actions to implement such proposal are advisable.

THE BOARD OF DIRECTORS BELIEVES THAT THIS STOCKHOLDER PROPOSAL IS NOT IN THE BEST INTERESTS OF THE FUND; ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "AGAINST" PROPOSAL NO. 5.

INFORMATION REGARDING INDEPENDENT ACCOUNTANTS

The Board of Directors of the Fund, upon recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Fund for the fiscal year ending October 31, 2003.

During the fiscal year ended October 31, 2002, the fees for services rendered by PwC were:
Audit Fees	Financial Information Systems Design and Implementation Fees	All Other Fees*
$22,000	None	$139,000

The Audit Committee of the Fund has reviewed information presented by the Fund's independent accountants that addressed the matters set forth in Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered whether the provision of non-audit services to the Fund and of professional services to the Fund's former adviser and to entities controlling, controlled by, and under common control with, the Fund's former adviser that provide services to the Fund is compatible with maintaining the independence of the Fund's independent accountants.

Representatives from PwC are not expected to be present at the Meeting.

The Fund knows of no direct or indirect interest of PwC in the Fund.

ADDITIONAL INFORMATION

Expenses. The expense of preparation, printing and mailing of the enclosed WHITE proxy card and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the Shares of the Fund. The Fund has retained MacKenzie Partners, Inc. ("MacKenzie") to assist in the solicitation of proxies. MacKenzie will be paid a fee of $[insert amount] plus reasonable out-of-pocket expenses incurred in the solicitation. MacKenzie will employ approximately 50 persons to solicit stockholders. Supplementary solicitation may be made by mail, telephone, telegraph or personal interview. Such solicitation may be conducted by, among others, officers, Directors and employees of the Fund.

Solicitation and Voting of Proxies. Solicitation of proxies is being made primarily by the mailing of this Proxy Statement with its enclosures on or about [insert date], 2003. As mentioned above, MacKenzie will be engaged to assist in the solicitation of proxies. As the Meeting date approaches, certain stockholders of the Fund may receive a call from a representative of MacKenzie if the Fund has not yet received their vote.

Any proxy given by a stockholder is revocable. A stockholder may revoke a proxy at any time prior to its use by filing with the Fund a written revocation or duly executed proxy bearing a later date. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

Beneficial Ownership; Change of Control. To the best of the Fund's knowledge, based upon filings made with the SEC, as of [insert date], 2003, the only beneficial owner of more than five percent of the voting securities of the Fund is:
Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Common Stock	Millenco. L.P. 666 Fifth Avenue New York, New York 10103	[insert number]	[insert percentage]%

According to reports on Schedule 13D filed with the SEC on June 4, 2002, August 28, 2002 and January 16, 2003, by Millenco. L.P. ("Millenco"), Millenco acquired an aggregate of 1,099,500 shares of common stock of the Fund. The report filed on August 28, 2002 indicates that 1,049,500 of such Shares were acquired by Millenco for the purpose of investment, the source of the funds used by the Millenco to purchase these Shares was investment capital, and the amount of the funds used to purchase such Shares aggregated approximately $10,849,217 (exclusive of commissions).

Stockholder Proposals. If a stockholder intends to present a proposal at the Annual Meeting of Stockholders of the Fund to be held in 2004 and desires to have the proposal included in the Fund's proxy statement and form of proxy for that meeting, the stockholder must deliver the proposal to the Secretary of the Fund at the office of the Fund, 3000 Sand Hill Road, Building 1, Suite 155, Menlo Park, California 94025, and such proposal must be received by the Secretary no later than [insert date].

Stockholders wishing to present proposals at the Annual Meeting of Stockholders of the Fund to be held in 2004 which they do not wish to be included in the Fund's proxy materials must send written notice of such proposals to the Secretary of the Fund at the office of the Fund, 3000 Sand Hill Road, Building 1, Suite 155, Menlo Park, California 94025, and such notice must be received by the Secretary no sooner than [insert date] and no later than [insert date] in the form prescribed in the Fund's By-Laws.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the Meeting other than as set forth above. If, however, any other matters properly come before the Meeting, it is the intention of the persons named on the enclosed WHITE proxy card to vote such proxies on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Nino Marakovic

Secretary

3000 Sand Hill Road, Building 1, Suite 155

Menlo Park, California 94025

[insert date], 2003

EXHIBIT A

Adopted January 16, 2002

Charter of the Audit Committee

of the Board of Directors

Of MVC Capital

The Board of Directors of each investment company listed on Appendix A hereto has adopted the following audit committee charter:

  Composition of the Audit Committee

The Audit Committee shall be composed of at least three Directors:

  each of whom shall not be an "interested person" of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, or an "affiliated person" of the Fund, as described in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

  each of whom shall not accept any consulting, advisory, or other compensatory fee from the Fund (other than fees for serving on the Board of Directors or any committee thereof) or have any other relationship to the Fund that may interfere with the exercise of such person's independence from the Fund and Fund management;

  each of whom shall otherwise satisfy the applicable independence requirements for any stock exchange or market quotation system on which Fund shares are listed or quoted;

  each of whom shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee; and

  at least one of whom shall have accounting or related financial management expertise as the Board of Directors interprets such qualification in its business judgment.

The Audit Committee shall determine whether at least one member of the Audit Committee is a "financial expert" as defined in rules promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Sarbanes-Oxley Act of 2002.

  Purposes of the Audit Committee

The Audit Committee, in its capacity as a committee of the Board of Directors, is directly responsible for the appointment, compensation, and oversight of the Fund's independent accountants, including the resolution of disagreements regarding financial reporting between Fund management and such independent accountants. The Audit Committee should report regularly to the Board of Directors with respect to the matters described in Section III of this Audit Committee Charter. The Fund's independent accountants report directly to the Audit Committee. In addition, the Audit Committee shall consider and recommend to the full Board of Directors for its approval the compensation to be paid to each of the executive officers of the Fund.

  Responsibilities and Duties of the Audit Committee

The policies and procedures of the Audit Committee shall remain flexible to facilitate its ability to react to changing conditions and to generally discharge its functions. The following listed responsibilities describe areas of attention in broad terms.

To carry out its purposes, the Audit Committee shall have the following responsibilities and duties:

  upon submission of an application form by the Fund's independent accountants to the Public Company Accounting Oversight Board, to request: (i) a copy of such application form; (ii) any material amendments to such application form; and (iii) the written findings of the Public Company Accounting Oversight Board in connection with that Board's inspection of the Fund's independent accountants;

  to preapprove all auditing services to be provided to the Fund by the Fund's independent accountants* ;

  to preapprove all non-auditing services, including tax services, to be provided to the Fund by the Fund's independent accountants in accordance with the 1934 Act; provided, however, that the preapproval requirement with respect to the provision of non-auditing services to the Fund by the Fund's independent accountants may be waived by the Audit Committee under the circumstances described in the 1934 Act**;

  * The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such preapprovals; provided, however, that the Audit Committee shall not delegate preapproval of the audit required by the 1934 Act. The decisions of any member or members of the Audit Committee to whom such authority has been given shall be reported to the full Audit Committee at each of its scheduled meetings.

  ** The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such preapprovals. The decisions of any member or members of the Audit Committee to whom such authority has been given shall be reported to the full Audit Committee at each of its scheduled meetings.

  to ensure that the Fund's independent accountants submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between such independent accountants and the Fund, consistent with Independence Standards Board Standard No. 1, to actively engage in a dialogue with the Fund's independent accountants with respect to any disclosed relationships or services that may affect the objectivity and independence of such independent accountants and, if deemed appropriate by the Audit Committee, to recommend that the Board of Directors take appropriate action in response to the report of such independent accountants to satisfy itself of the independence of such independent accountants;

  to receive and consider specific representations from the Fund's independent accountants with respect to the independence of such accountants, audit partner rotation, and conflicts of interest described in Section 10A(l) of the 1934 Act, and to consider whether the provision of any non-audit services to the Fund by the Fund's independent accountants as described in Section III(c) of this Audit Committee Charter is compatible with maintaining the independence of those accountants;

  to review arrangements for annual and special audits and the scope of such audits with the Fund's independent accountants;

  to review and discuss the Fund's audited financial statements with Fund management;

  to discuss with the independent accountants those matters required by Statement of Accounting Standards Nos. 61 and 90 relating to the Fund's financial statements, including, without limitation, any adjustment to such financial statements recommended by such independent accountants, or any other results of any audit;

  to cause to be prepared and to review and submit any report, including any recommendation of the Audit Committee, required by SEC Rules to be included in the Fund's annual proxy statement;

  to review legal and regulatory matters presented by counsel and the Fund's independent accountants that may have a material impact on the Fund's financial statements;

  to establish and administer policies and procedures relating to: (i) the hiring of employees or former employees of the Fund's independent accountants; and (ii) the resolution of any disagreements between Fund management and the Fund's independent accountants regarding accounting and/or financial reporting policies and procedures;

  to consider with the Fund's independent accountants their comments with respect to the quality and adequacy of the Fund's accounting and financial reporting policies, practices and internal controls and management's responses thereto, including, without limitation, the effect on the Fund of any recommendation of changes in accounting principles or practices by management or the independent accountants;

  to receive and consider reports from the Fund's independent accountants regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Fund management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountants and Fund management, such as any management letter or schedule of unadjusted differences;

  to receive reports from the principal executive officer and the principal financial officer, or persons performing similar functions, regarding: (i) all significant deficiencies in the design or operation of Fund internal controls that could adversely affect the Fund's ability to record, process, summarize, and report financial data and have identified for Fund's independent accountants any material weaknesses in internal controls; (ii) any fraud, whether or not material, that involves Fund management or other employees who have a significant role in the Fund's internal controls; and (iii) whether or not there were significant changes in the Fund's internal controls or in other factors that could significantly affect the Fund's internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses;

  to establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Fund regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters;

  to discuss with Fund management and the Fund's independent auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Fund's internal controls and processes that could materially affect the Fund's financial statements and financial reporting;

  to assist the Fund, if necessary, in preparing any written affirmation or written certification required to be filed with any stock exchange on which Fund shares are listed;

  to review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors; and

  to perform such other functions consistent with this Audit Committee Charter, the Fund's Articles of Incorporation, the Fund's By-laws, and applicable law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

In fulfilling their responsibilities under this Audit Committee Charter, it is recognized that members of the Audit Committee are not full-time employees of the Fund. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations inside and outside the Fund from which the Audit Committee receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations, absent actual knowledge to the contrary (which actual knowledge shall be promptly reported to the Board of Directors).

Fund management is responsible for maintaining appropriate systems for accounting. The Fund's independent accountants are responsible for conducting a proper audit of the Fund's financial statements and are ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select (subject, if applicable, to shareholder approval) and evaluate the Fund's independent accountants, to determine the compensation of the Fund's independent accountants and, where appropriate, to replace the Fund's independent accountants.

  Meetings

The Audit Committee shall meet regularly with the Fund's independent accountants (outside the presence of Fund management) and at least once annually with the representatives of Fund management responsible for the financial and accounting operations of the Fund. The Audit Committee shall hold special meetings at such times as the Audit Committee believes appropriate. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in such meeting can hear each other.

  Assistance from Fund Management; Authority to Engage Advisers; Funding

The appropriate officers of the Fund shall provide or arrange to provide such information, data and services as the Audit Committee may request. The Audit Committee shall have the power and authority to take all action it believes necessary or appropriate to discharge its responsibilities, including the power and authority to retain independent counsel and other advisers. The Fund shall provide for appropriate funding, as determined by the Audit Committee as a committee of the Board of Directors, for payment of compensation to: (i) the Fund's independent accountants and (ii) any advisers employed by the Audit Committee under this Section V.

Dated:  January 16, 2003

PROXY

meVC Draper Fisher Jurvetson Fund I, Inc.

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders - February 28, 2003

The undersigned hereby appoints William Del Biaggio, III and Franklin Loffer, III, and each of them, the proxy holders of the undersigned, with power of substitution to each of them, to vote all shares of the common stock of meVC Draper Fisher Jurvetson Fund I, Inc. (d/b/a MVC Capital) (the "Fund") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at [insert location] on February 28, 2003 at [insert time], and at any adjournment or postponement thereof. By signing this proxy card on the reverse side, the undersigned authorizes the appointed proxy holders to vote in their discretion on any other business which may properly come before the meeting or any adjournments or postponements thereof.

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PLEASE VOTE, DATE AND SIGN ON REVERSE AND

RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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Please sign exactly as your name(s) appear(s) on the books of the Fund. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED? DO YOU HAVE ANY COMMENTS?

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(X) PLEASE MARK VOTES

AS IN THIS EXAMPLE

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meVC Draper Fisher Jurvetson Fund I, Inc.

(d/b/a MVC CaPital)

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COMMON STOCK

Mark box at right if an address change or comment has been noted ; ; ; / /
on the reverse side of this card.

Date -----------------------------

Please be sure to sign and date this Proxy.

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Stockholder sign here _______________ Co-owner sign here _____________

This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted FOR Management's Proposals 1, 2 and 3, and AGAINST Stockholder Proposals 4 and 5.

(1) To elect two directors to serve for the remainder of the term to expire at the Annual Meeting of Stockholders to be held in 2004;
	For All Nominees	Withhold	For All Except
John M. Grillos	/ /	/ /
Michael M. Jordan	/ /	/ /	/ /
(2) To elect two directors to serve for the remainder of the term to expire at the Annual Meeting of Stockholders to be held in 2005;
	For All Nominees	Withhold	For All Except
Laurence R. Hootnick	/ /	/ /	/ /
Peter J. Locke	/ /	/ /	/ /
(3) To elect three directors to serve until the Annual Meeting of Stockholders to be held in 2006;
	For All Nominees	Withhold	For All Except
Frederick M. Hoar	/ /	/ /	/ /
Vince H. Tobkin	/ /	/ /	/ /
James K. Sims	/ /	/ /	/ /

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

The following proposals are made by stockholders. The Board of Directors recommends voting AGAINST each of these stockholder proposals:

(4) To consider a stockholder proposal that the Fund's By-laws be amended to permit any stockholder owning at least five percent of the outstanding common stock of the Fund to demand that the Fund's Chairman, Vice Chairman, Chief Executive Officer, or President call a special meeting of stockholders:

For [ ]            Against [ ]           Abstain [ ]

(5) To consider a stockholder proposal that the Board of Directors conduct a tender offer for 25 percent of the outstanding shares of the Fund at an amount equal to 95 percent of the Fund's net asset value in any year where the Fund's discount averages over 10 percent:

For [ ]            Against [ ]           Abstain [ ]

The appointed proxy holders will vote in their discretion on any other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE SHARES:

..